UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2023

Motorsport Games Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39868 (Commission File Number)	86-1791356 (I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL (Address of principal executive offices)	33137 (Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2023, Motorsport Games Inc. (the “Company”) entered into a debt-for-equity exchange agreement (the “Exchange Agreement”) with Motorsport Network, LLC (“Motorsport Network”) whereby the Company issued 338,983 shares (the “Acquired Shares”) of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), to Motorsport Network, which amount represents the aggregate number of shares of Class A Common Stock equal to $1,000,000 (the “Discharged Debt”), representing a portion of the Company’s outstanding debt (including the principal and not yet paid interest thereon) under that certain promissory note dated April 1, 2020, as amended on November 23, 2020 (as amended, the “Line of Credit”), held by Motorsport Network, divided by the lower of: (i) the Nasdaq Official Closing Price of the Class A Common Stock immediately preceding the signing of the Exchange Agreement, or (ii) the average Nasdaq Official Closing Price of the Class A Common Stock for the five trading days immediately preceding the signing of the Exchange Agreement. The Acquired Shares were issued in consideration for the cancellation of the Discharged Debt under the Line of Credit.

Under the Exchange Agreement, subject to conditions set forth therein, the Company agreed to file a registration statement with the Securities and Exchange Commission upon demand from Motorsport Network at any time within 60 days after date on which the transactions contemplated under the Exchange Agreement have been completed in order to register the resale of the Acquired Shares. The Exchange Agreement also granted certain piggyback registration rights to Motorsport Network.

Prior to the closing of the transactions contemplated under the Exchange Agreement, Motorsport Network beneficially owned 700,000 shares of Class A Common Stock, representing approximately 51.51% of the issued and outstanding shares of Class A Common Stock as of January 24, 2023. After the closing of the transactions contemplated under the Exchange Agreement, Motorsport Network will hold approximately 61.19% of the issued and outstanding shares of Class A Common Stock. Motorsport Network also beneficially owns 700,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) of the Company, representing all of the issued and outstanding shares of Class B Common Stock. Based upon the related party nature of the Exchange Agreement with Motorsport Network, a special committee of Company’s Board of Directors (the “Board”) comprised of independent and disinterested directors unanimously approved the terms of the Exchange Agreement and the transactions contemplated by the Exchange Agreement and, based on the recommendation of the special committee, the Board unanimously approved the terms of the Exchange Agreement and the transactions contemplated by the Exchange Agreement.

The Acquired Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and cannot be offered or sold in the United States absent effective registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder and on similar exemptions under applicable state laws.

The foregoing summary is incomplete and qualified in its entirety by reference to the Exchange Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the issuance by the Company of the Acquired Shares to Motorsport Network as contemplated by the Exchange Agreement is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 30, 2023, the Company issued a press release relating to the transactions described in this Current Report on Form 8-K, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing or other document under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings except as shall be expressly set forth by specific reference in such a filing or document. This report will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Debt-For-Equity Exchange Agreement, dated as of January 30, 2023, between Motorsport Games Inc. and Motorsport Network, LLC (included in Exhibit 10.1)
10.1	Debt-For-Equity Exchange Agreement, dated as of January 30, 2023, between Motorsport Games Inc. and Motorsport Network, LLC
99.1	Press Release dated January 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: January 30, 2023	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Debt-For-Equity Exchange Agreement, dated as of January 30, 2023, between Motorsport Games Inc. and Motorsport Network, LLC (included in Exhibit 10.1)
10.1	Debt-For-Equity Exchange Agreement, dated as of January 30, 2023, between Motorsport Games Inc. and Motorsport Network, LLC
99.1	Press Release dated January 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)